                                                                    Exhibit 10.2

                                 2004 INCENTIVE

                                COMPENSATION PLAN

Version           3.0
Effective Date    January 1, 2004

                                  CONFIDENTIAL

1      ADMINISTRATIVE RULES..................................................................         3

       1.1         PURPOSE...................................................................         3
       1.2         DEFINITIONS...............................................................         3
       1.3         ADMINISTRATION............................................................         3
       1.4         ELIGIBLE PARTICIPANTS.....................................................         3
       1.5         AWARDS....................................................................         4
       1.6         PAYMENT OF AWARDS.........................................................         4
       1.7         AMENDMENT OR TERMINATION..................................................         5
       1.8         OTHER CONDITIONS..........................................................         5
       1.9         EFFECTIVE DATE............................................................         5

2      OPERATING RULES.......................................................................         5

       2.1         PLAN PRINCIPLES...........................................................         5
       2.2         PLAN STRUCTURE............................................................         6
       2.3         INCENTIVE FACTORS.........................................................         7
             2.3.1       Company Performance (as measured by EBITDA).........................         7
             2.3.2       Individual Performance Evaluation and Objectives....................         8
             2.3.3       End of the Award Year...............................................         9
       2.4         ASSIGNING INCENTIVE FACTORS TO GROUPS.....................................         9
       2.5         ALLOCATING INCENTIVE FACTORS AND WEIGHTS TO GROUPS........................         9
       2.6         INCENTIVE POTENTIAL.......................................................        10
       2.7         AWARD CALCULATION METHOD..................................................        10
             2.7.1       The Performance Potential Factor (PPF)..............................        10
             2.7.2       Incentive Potential Factor (IPF)....................................        11
             2.7.3       The Final Incentive Award (FIA).....................................        11

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1        ADMINISTRATIVE RULES

         1.1      PURPOSE

The purpose of the Incentive Compensation Plan (the "Plan") is to enhance and reinforce the goals and strategic objectives of VALOR Telecommunications (the "Company") for company and individual performance. This will be accomplished by providing eligible employees with financial awards for attainment of growth and stable financial and operating conditions. The accomplishment of these goals will be measured through the attainment of the following elements as defined in
Part II:

     -   Company performance (as measured by EBITDA)

     -   Individual performance evaluation and objectives.

The Plan sets forth the guidelines and formulas for the computation of incentive compensation awards for participating employees.

         1.2      DEFINITIONS

Definitions of terms as used throughout the Plan document are as follows:

     - "Award Year" means the twelve-month period coinciding with the Company's annual accounting period.

     - "Committee" means a committee established by management of the Company to administer the Plan.

     - "Participant" means an employee designated by management and approved by the Committee to participate in the Plan.

         1.3      ADMINISTRATION

The Incentive Compensation Administration Committee of the Company shall administer the Plan. This Committee shall be chaired by the President and Chief Operating Officer and shall be comprised of not less than three additional members that are appointed by the President and Chief Operating Officer and/or Chief Executive Officer.

The Committee shall have full power and authority to select Participants from among those eligible, to determine the size and timing of individual awards, and to adopt and revise such rules and procedures as it shall deem necessary for the administration of the Plan. The decision of the Committee with respect to the individuals selected for awards, and the interpretation of the Plan shall be final and conclusive. All incentive compensation awards computed under the Plan are subject to final approval and modification of this Committee. The Plan may be modified or withdrawn at any time without prior notification at the discretion of the Committee.

         1.4      ELIGIBLE PARTICIPANTS

Participation in the Plan shall be limited to regular salaried employees of the Company, including officers as recommended by management and approved by the Committee. In

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selecting Participants, the Committee shall consider an individual's job, individual performance objectives, and potential impact on the Company's business results and performance. Participants will be members of the participant groups as defined in Part II of the Plan. Participants should not be eligible to participate in any other incentive or bonus plan. The selection of Participants and their respective incentive awards, shall be determined annually by the Committee and communicated to Participants as soon as possible. In actual practice, decisions on participation will be made at or near the beginning of the Award Year. The Committee has the right to change or modify the participant list with or without notice.

Eligible employees are full-time employees who are selected to participate in the Plan (as defined above), and are employed by the Company during the entire Award Year for which the incentive is being paid. If an employee becomes eligible during the A ward Year and would otherwise be eligible to participate in the incentive compensation plan, at the discretion of the department Senior Vice-President and the President and Chief Operating Officer the individual may be allowed to participate. This Participant would receive pro-rated incentive award based on the full months that he or she is eligible and the End of the Year. Employees who become eligible during the fourth quarter of the Award Year will not be eligible to participate until the following Award Year.

         1.5      AWARDS

Individual Participant awards are determined based on quantitative and qualitative performance measurements as described by the Incentive Factors in
Part II. All award payments are subject to the Committee and investor approval. Awards will be made in the form of cash.

         1.6      PAYMENT OF AWARDS

NORMAL PAYMENT. Incentive awards shall be earned as of the payment of incentive award date. Payment of awards shall be made in cash within sixty (60) days following the end of the Award Year. Participants must be full-time employees on the Company's payroll at the time the award is paid to receive the payment.

The Company may choose to make semi-annual payments to eligible participants if the Company is meeting or exceeding financial objectives and the outlook for the remaining half of the year is favorable. If semi-annual payments are made, they will occur between July 1 and September 1. Final incentive awards will be adjusted by any semi-annual payment.

PAYMENT UNDER CONDITIONS OF TERMINATION. If termination of employment occurs during an Award Year because of death, total disability, or approved leave of absence, such Participant terminating employment shall be deemed to have earned a proportionate share of what would have otherwise been the Award Year's actual incentive. The amount paid will be prorated to the number of full months worked, and based on the End of the Year calculations.

If termination of employment occurs for any reason other than death, total disability, or approved leave of absence, no incentive shall be deemed earned for the Award Year in which such termination occurs.

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PARTICIPANT TRANSFER. If a Participant is transferred to another unit/department, etc. within or affiliated with the Company during the Award Year, and is determined to be eligible for payments under one or both of the units' plans, partial awards will be made under each unit's plan, using the respective job and salary and prorated as describe in Section 1.4.

         1.7      AMENDMENT OR TERMINATION

The Committee may, at any time, terminate, modify, or amend the Plan. No awards may be made under the Plan at any time, if the overall financial condition of the Company is not sound or without investor approval.

         1.8      OTHER CONDITIONS

RIGHT OF ASSIGNMENT. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise including levy, garnishment, attachment, pledge, and bankruptcy. In the event of the Participant's death, payment shall be made to the Participant's designated beneficiary or in the absence of such designation, to the Participant's estate.

RIGHT OF EMPLOYMENT. The receipt of an award under the Plan shall not give any employee the right to continue employment with the Company, and the right to dismiss any employee is specifically reserved by the Company. The receipt of an award in any year shall not give an employee the right to receive an award in any subsequent year.

WITHHOLDING OF TAXES. The Company shall have the right and obligation to deduct from all payments under the Plan any federal or state taxes required by law to be withheld with respect to such payments.

WITHHOLDING OF 401(K). Savings Plan (401 (k)) deductions shall be made from all payments under the Plan, if a Participant is enrolled in 401 (k) plan.

         1.9      EFFECTIVE DATE

The effective date of the Plan shall be January I of the Award Year of adoption by the Incentive Compensation Administration Committee.

2        OPERATING RULES

         2.1      PLAN PRINCIPLES

The purpose of the Plan as defined in Part I is to provide Participants with annual incentive awards for their contributions to the Company's growth and achievement of strategic goals. The Plan will be operated on the following principles:

     -   SETTING OF GOALS

         The Company will set the Participant's incentive factors on an annual basis and revise them during the Award Year as needed.

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     -   MEASUREMENT OF PERFORMANCE

         The Company, through its managers, will review performance of Participants at midyear, and measure performance according to the Plan specifications at the end of the Award Year. The measurement maybe either quantitative or qualitative.

     -   PAYMENT OF AWARDS

         The Company will award the Participants, according to the measured results, within 60 days of the end of the Award Year. The Company may choose to make semi-annual awards if the Company is meeting or exceeding financial objectives and the outlook for remainder of the year is favorable. End of the Year Awards will be adjusted by any midyear payments.

         2.2      PLAN STRUCTURE

The Plan is based on several incentive factors that have been determined as important to the Company's success in achieving its strategic objectives. Plan Participants are divided into groups with similar job responsibilities and/or job functions. The Committee will make a determination as to which group a Participant will be assigned, using the criteria below as a guideline:

                               PARTICIPANT GROUPS

GROUP A Participants in this group are responsible for the long-range planning and growth of the Company. They are usually responsible for multiple business functions and will most often have Vice-President(s) in their reporting structure. Common titles in this category will be Senior Vice-president.

GROUP B Participants in this group are responsible for assisting in developing and implementing long-range plans for the Company. They will usually be responsible for a specific business function and have Directors and/or Managers in their reporting structure. Common titles in this group will be Vice-President.

GROUP C Participants in this group are responsible for the implementation of both short- and long range plans as well as overseeing the day-to-day operations for the Company in a specific business region (Division). Common titles in this group will be Division Vice-President.

GROUP D Participants in this group are responsible for intermediate (3 to 5 year) business goals. They will usually be responsible for multiple disciplines within a business function and will usually have Managers and/or professionals in their reporting structure. Common titles in this group will be Directors.

GROUP E Participants in this group are responsible for short to intermediate range (1 to 3 years) business goals. They will usually be responsible for one or a few disciplines within a business function and may have administrative staff, supervisors, and/or professionals in their reporting structure. Common titles in this group will be Managers.

GROUP F Participants in this group are responsible for intermediate to short-term (daily to 3 months to 1 year) business goals. They will usually be responsible for one discipline or sub-discipline within a business function. This responsibility may be defined through the supervision of at least 3 subordinate (exempt or nonexempt) employees, and individual contributor manager who supervise less than 3 employees. Common titles in this group will be Supervisor and Manger.

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The groups are assigned incentive factors for which they have responsibility, control, or influence. Factor weights will be assigned to the incentive factors for the groups. The total factor weight allocated to each should equal 100 percent. Factor weights are allocated only to the incentive factors that have been assigned to the groups and not all factors may have weights.

         2.3      INCENTIVE FACTORS

Incentive factors are elements through which the organization achieves strategic goals and will be used by the Plan to measure the success of Participants to help the Company reach its goals. The Committee has selected several incentive factors for measurement in the Plan. These factors are as follows:

     -   Company performance (as measured by EBITDA)

     -   Individual performance evaluation and objectives.

Senior management, department management, and eligible Participants will establish goals for each of these incentive factors.

                  2.3.1    COMPANY PERFORMANCE (AS MEASURED BY EBITDA)

Earnings Before Interest, Tax, Depreciation, and Amortization (EBITDA) is a measure of financial performance that is used to measure the Company's performance. At the beginning of each year, EBITDA goals will be set. At the end of the year, actual EBITDA achievement will be compared to the EBITDA goal and the percentage of achievement will be determined. The Executive Management team reserves the right to consider extraordinary expenses and revenues into consideration for End of Year Award.

                  2.3.1.1  EBITDA EVALUATION SCORE TABLE

The score table defines the achievement level expected by the Company. The incentive level represents the percent of the incentive that the Participant will receive depending on the level of EBITDA attained by the Company. Higher levels of achievement will yield higher incentive levels and consequently increase incentive award.

                  TABLE 2.3.1.1.1 EBITDA EVALUATION SCORE TABLE

 LEVEL OF EBITDA
   ACHIEVEMENT                          INCENTIVE LEVEL
-----------------                      -----------------
     >103.00%                               150.00%
101.00% - 102.99%                      125.00% - 149.00%
100.00% - 100.99%                      100.00% - 124.00%
 99.00% - 99.99%                        80.00% - 99.00%
 98.00% - 98.99%                        75.00% - 79.00%
 97.00% - 97.99%                        50.00% - 74.00%
     <97.00%                                 0.00%

                  2.3.1.2  EBITDA END OF AWARD YEAR

At the end of the Award Year, senior management will compare actual EBITDA results with EBITDA goals and determine incentive level based on attainment. The Company reserves the

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right to adjust the incentive level, either increasing or decreasing, based on unusual or extenuating circumstances.

                  2.3.2    INDIVIDUAL PERFORMANCE EVALUATION AND OBJECTIVES

Participants, who will be assessed using the performance evaluation incentive factor, will be evaluated using the performance evaluation that is approved by management. The performance evaluation will be conducted according to the guidelines in the performance evaluation process.

As a component of the performance evaluation, participants will be assigned individual performance objectives at the beginning of the evaluation cycle. Managers will be responsible for creating performance objectives.

Managers will ensure each objective is described in enough detail so the Participant can understand clearly what is to be accomplished. Managers will assign at least four (4) objectives to a Participant. Objectives should be substantial and challenging in nature.

     - The manager will specify the "deliverables" that will be obtained by the Participant at the completion of the task. Deliverables may be reports, prototypes, certifications, etc.

     - Each objective is allocated a weight. The weight determines the relative importance of the task in relation to the other tasks assigned for the same period. The total weight assigned to all the objectives must equal 100 percent.

          TABLE 2.3.2.1.1 INDIVIDUAL PARTICIPANT PERFORMANCE OBJECTIVES

Name               Jane Doe          Employee Number          10101
Department         Operations        Job Title                Manager
Manager            John Doe

            OBJECTIVE                                  MEASUREMENT OF ACHIEVEMENT                     WEIGHTING
---------------------------------------------------------------------------------------------------------------
Establish a departmental policy and     Published and distributed policy and practice manual by
practices manual.                       July 1.                                                         40.00%
-------------------------------------------------------------------------------------------------------------
Establish departmental callback         Documented callback procedures, training of all
procedures.                             department members, and reduction by 20% in the number
                                        of complaints for failure to call back by April 1.              20.00%
-------------------------------------------------------------------------------------------------------------
Recommended new customer tracking       Documented recommendation must include samples and
software.                               description of software evaluated                               40.00%
-------------------------------------------------------------------------------------------------------------
Totals                                                                                                 100.00%
-------------------------------------------------------------------------------------------------------------

                   2.3.2.2 PERFORMANCE EVALUATION SCORE TABLE

The score table defines the achievement level that can be attained by the Participant. The incentive level represents the percent of the incentive that the Participant will receive depending

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on their achievement level. Higher levels of achievement will yield higher incentive levels and consequently increase incentive award.

               TABLE 2.3.2.2.1 PERFORMANCE EVALUATION SCORE TABLE

       ACHIEVEMENT LEVEL                       INCENTIVE LEVEL
-------------------------------                ---------------
Exceptional                                        200.00%
Exceeds Expectations                               150.00%
Fully Satisfactory (3.55- 2.90)                    100.00%
Fully Satisfactory (2.89- 2.76)                     50.00%
Needs Improvement                                    0.00%
Unsatisfactory                                       0.00%

                  2.3.3    END OF THE AWARD YEAR

During the annual performance evaluation, managers will meet with the Participant to review performance and accomplishment of objectives. The performance evaluation rating will be used to measure the achievement level for this incentive factor.

         2.4      ASSIGNING INCENTIVE FACTORS TO GROUPS

Incentive factors are assigned to the groups that have responsibility, control, and influence over them. Plan participants should constantly review these factors and their goals, monitoring their progress and adjusting their priority to meet their goals. Incentive factor goals serve as constant reminders as to which areas Participants should focus their efforts.

               TABLE 2.3.2.2.1 PERFORMANCE EVALUATION SCORE TABLE

               INCENTIVE FACTORS                                            PARTICIPANT GROUPS
-----------------------------------------------       -------------------------------------------------------------
                                                      A           B           C           D           E           F
                                                      -------------------------------------------------------------
Individual Performance Evaluation and Objectives      X           X           X           X           X           X
Company Performance (as measured by EBITDA)           X           X           X           X           X           X

         2.5      ALLOCATING INCENTIVE FACTORS AND WEIGHTS TO GROUPS

The incentive factors assigned to each participant group were examined carefully to determine which factors should be allocated to the group level. Participant groups were allocated the incentive factors they have the most control over. These will be the focal point of the groups' efforts.

Next, a weight is distributed among the factors assigned to each group based on the importance each factor plays in relation to reaching the set goals. The factor weight is the percentage of the factor allocated to a specific group. The total factor weight for each group should equal 100 percent.

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        TABLE 2.5.1.1.1 INCENTIVE FACTORS ALLOCATED TO PARTICIPANT GROUPS

                 INCENTIVE FACTORS                                           PARTICIPANT GROUPS
------------------------------------------------    ----------------------------------------------------------------------
                                                      A              B             C          D          E           F
                                                    ----------------------------------------------------------------------
Individual Performance Evaluation and Objectives     30.00%        30.00%        30.00%     30.00%      40.00%     40.00%
Company Performance (as measured by EBITDA)          70.00%        70.00%        70.00%     70.00%      60.00%     60.00%
                                                    ------        ------        ------     ------      ------     ------
Total                                               100.00%       100.00%       100.00%    100.00%     100.00%    100.00%
                                                    ======        ======        ======     ======      ======     ======

         2.6      INCENTIVE POTENTIAL

Incentive potential is defined as the percentage of the annual salary designated to each participant group. This equals to the annual salary multiplied by the assigned percentage. The assigned percentage increases with the responsibility level of the group.

        TABLE 2.6.1.1.1 INCENTIVE PERCENTAGE POTENTIAL ASSIGNED TO GROUPS

PARTICIPANT GROUP                               PERCENTAGE
       A                                          50.00%
       B                                          40.00%
       C                                          30.00%
       D                                          25.00%
       E                                          15.00%
       F                                          10.00%

Information for individual plan Participants is confidential and will be disclosed to each plan Participant in a private manner. Group directors and managers will only have access to the incentive compensation source data pertaining to their department or work group.

         2.7      AWARD CALCULATION METHOD

All award calculations will be performed by the Human Resources Department based on EBITDA results as communicated by the Committee and Performance Evaluation Ratings as communicated by department management. The formulas for calculations are outlined in this section.

                  2.7.1    THE PERFORMANCE POTENTIAL FACTOR (PPF)

The Participant's performance in each incentive factor allocated is measured in or according to the Plan guidelines. A score is assigned for each factor based on the actual results achieved for that Award Year. The Participant's score in each factor category is multiplied by the factor weight allocated to it and divided by 100. Adding all factor category scores times their weights yields the Performance Potential Factor (PPF).

The Performance Potential Factor is a cumulative index that represents the overall Participant performance in achieving the assigned goals. The Performance Potential Index reflects how well Participants have achieved their goals in their respective incentive factors

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The performance index is derived using the following formula:

           PPF      =          S1* x F1**      +     S2* x F2**
                               ----------            ----------
                                   100                  100
           (Performance
           Potential
           Factor)

                  2.7.2    INCENTIVE POTENTIAL FACTOR (IPF)

Each Participant in the Plan is designated an Incentive Potential Factor. The value of this factor is determined by a percentage of the Participant's annual income as defined in section 2.6.

        IPF       =          Annual Salary    X    Incentive Potential Factor(v)

(Incentive Potential Percentage)

                  2.7.3    THE FINAL INCENTIVE AWARD (FIA)

The Final Incentive Award is calculated as follows:

         FIA              =                  PPF                    X                 IPF
(Final Incentive Award           (Performance Potential Factor)            (Incentive Potential Factor)

The Final Incentive Award will be adjusted by any mid-year payments.

The Company reserves the right to make adjustments to incentive awards paid.

---------------------

* S1, S2, S3, S4 are the Participant's score for each incentive factor as defined in the Plan.

** F1, F1, F3, F4 are the weights allocated to each incentive factor. These allocations are designated in Table 2.5.1.1.1 and the sum is 100.00%.

(v) Incentive Potential Percentage is defined in Table 2.6.1.1.1

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                        2004 INCENTIVE COMPENSATION PLAN

                                 MID-YEAR AWARD

PURPOSE

The purpose of the Semi-Annual Award is to recognize the contributions of eligible Participants and provide financial A wards for these contributions. The payment of a Semi-Annual Award is at the discretion of the Committee and is not guaranteed.

ADMINISTRATION

The determination to pay the Semi-Annual Award will be made by the Incentive Compensation Administration Committee. The determination will be based upon the Company meeting or exceeding financial objectives and the outlook for the remaining half of the year.

ELIGIBLE PARTICIPANT

To be eligible for the Semi-Annual Award, Participants must have been eligible to participate in the Plan on or before January 31 of the Award Year.

PAYMENT OF AWARD

The Semi-Annual Award shall be earned as of the payment date. Payment will be made in the form of cash between July 1 and September 1. Participants must be full-time employees on the Company's payroll at the time the Award is paid to receive payment. All Awards are subject to Committee and Investor Approval.

AMENDMENT OR TERMINATION

The Committee may at any time, terminate, modify, or amend the Semi-Annual
Award.

OTHER CONDITIONS

Other conditions apply as defined in the Incentive Compensation Plan.

SEMI-ANNUAL AWARD CALCULATION

The Committee determines the Semi-Annual Award calculation and the Committee may change the calculation at anytime.

If the Company is achieving its Company Performance Target (as measured by EBITDA) on July 1 of the Award Year, and the financial outlook for the remaining Award year is positive, eligible Participants would receive 100.00% of 50.00% of the Company Performance Target. The Committee may choose to pay partial Awards using the level of EBITDA Achievement as defined in the Incentive Compensation Plan.

No more than 100.00% of 50.00% of the Company Performance Target will be awarded. This will equate to 35% of the annual Award for Directors and Above and 30% of the annual Award for all others. End of the Year Awards will be adjusted by any Semi-Annual Award.